  Exhibit 99.2

Seasoned Financial Executive Federica O'Brien Joins GT Biopharma's Board of Directors

LOS ANGELES, April 26, 2018 /PRNewswire/ --

GT Biopharma Inc. (OTCQB: GTBP and Euronext Paris "GTBP.PA"), an immuno-oncology biotechnology company focused on innovative treatments based on the company's proprietary platforms, today announced the addition of Federica O'Brien, CPA to GT Biopharma's board of directors effective immediately. Ms. O'Brien is expected to chair the Company's audit committee.

"We are delighted to welcome Freddi to our board of directors and look forward to the impact her invaluable experience as a CPA, biopharmaceutical chief financial officer and auditor will have on the company.  Her skills will be a critical asset as we move towards a NASDAQ uplisting and other company initiatives," said Shawn M. Cross, Chairman and Chief Executive Officer of GT Biopharma.

At both private and public life science companies, Ms. O'Brien has demonstrated financial and operational leadership, and is experienced in raising capital and building infrastructures needed to support corporate growth and regulatory compliance. Further, Ms. O'Brien began her career at professional service accounting firms.

"This is a remarkable time for the development of new treatments for cancer patients with limited treatment options, and GT Biopharma has the potential to deliver long-term growth and make a significant impact delivering on these unmet medical needs," said Ms. O'Brien. "I'm delighted to work with this accomplished team."

Ms. O'Brien has held the Chief Financial Officer position at Complexa Inc., Cerecor Inc., and Cardiokine, Inc., and was Corporate Controller at Barrier Therapeutics, Inc.  In addition to her position as CFO at Cervilenz, Inc., Ms. O'Brien held the position of Chief Operating Officer; she led the extension of the patent portfolio worldwide and was influential in obtaining CE marking and ISO 13485 certification for a women's healthcare device.  Earlier in her career, Ms. O'Brien was CFO of Infonautics, Inc., a publicly-held technology-based company.  Before specializing in life sciences and technology companies, Ms. O'Brien spent over fifteen years in professional service accounting firms, including PricewaterhouseCoopers, where she was dedicated to high growth companies in multiple industries, including the pharmaceutical industry.

Ms. O'Brien received her B.A. in Accounting from Rutgers University in 1980 and is a member of the American Institute of Certified Public Accountants and the Association of Bioscience Financial Officers.

About GT Biopharma, Inc.

GT Biopharma, Inc. is an immuno-oncology biotechnology company focused on innovative treatments based on the company's proprietary Tri and Tetra-specific Natural Killer Cell Engagers (TriKEs™ and TetraKEs) and bispecific antibody-drug conjugate (ADC) platforms. GT's lead oncology drug candidate, OXS-1550 (DT2219) is a novel bispecific scFv recombinant fusion protein-drug conjugate composed of the variable regions of the heavy and light chains of anti-CD19 and anti-CD22 antibodies and a modified form of diphtheria toxin as its cytotoxic drug payload. OXS-1550 has demonstrated success in early human clinical trials in patients with relapsed/refractory B-cell lymphoma or leukemia. In addition, GT's TriKE platform will address a number of cancer types. GT's nervous system platform is focused on acquiring or discovering and patenting late-stage, de-risked, and close-to-market improved treatments for nervous system diseases (Neurology and Pain) and shepherding them through the approval process to the NDA. GT Biopharma's neurology products currently include PainBrake, as well as treatments for the symptoms of myasthenia gravis, and motion sickness.

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may differ materially. Examples of forward-looking statements in this news release include statements regarding the effectiveness of the Company's products, the potential outcome of clinical studies, the future success of development activities, the future growth and operating and financial performance of the Company and the possibility of the Company uplisting to NASDAQ. Factors which could cause actual results to differ materially from these forward-looking statements include such factors as the Company's ability to accomplish its business initiatives, obtain regulatory approval and protect its intellectual property; significant fluctuations in marketing expenses and ability to achieve or grow revenue, or recognize net income, from the sale of its products and services, as well as the introduction of competing products, or management's ability to attract and maintain qualified personnel necessary for the development and commercialization of its planned products; the Company's ability to meet the applicable NASDAQ uplisting requirements, and other information that may be detailed from time to time in the Company's filings with the United States Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Westwicke Partners
John Woolford
+1-(443)-213-0506
john.woolford@westwicke.com